Exhibit 10.3

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

School Specialty, Inc. (the “Company”) hereby grants you a Restricted Stock Unit Award (the “RSU Award”) under the 2014 Incentive Plan of School Specialty, Inc. (the “Plan”).  This RSU Award entitles you to a number of shares of the Company’s common stock (the “Shares”) equal to the number of restricted stock units (the “RSUs”) granted to you as set forth in in Schedule I to this Restricted Stock Unit Agreement (this “Agreement”), subject to the terms and conditions set forth in this Agreement.

Schedule I to this Agreement provides the details of your RSU Award.  It specifies the number of RSUs you have been granted and the vesting schedule applicable to your RSU Award.

The RSU Award is subject in all respects to the applicable provisions of the Plan.  This Agreement does not cover all of the rules that apply to the RSU Award under the Plan, and the Plan defines any terms in this Agreement that the Agreement does not define.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to the RSU Award:

Vesting

The RSUs you have been granted under the RSU Award shall vest pursuant to the vesting schedule in Schedule I to this Agreement.  If your employment is terminated for any reason, the vesting of the RSUs shall, on the date of such termination, cease and any unvested RSUs shall be forfeited by you and revert to the Company.  Unless otherwise adjusted by the Administrator in accordance with the Plan, you shall be entitled to receive one Share for each RSU that vests.

Shareholder Status

You understand and agree that the Company will not consider you a stockholder, and you do not have any rights or privileges of a stockholder for any purpose with respect to any of the RSUs granted under the RSU Award or any Shares distributable with respect to any RSUs until such Shares are so distributed.

Issuance and Delivery of Shares

In accordance with the Plan, the Company shall ascribe to you a number of Shares underlying the RSUs that vest, less any Shares used to satisfy the obligation to withhold income and/or employment taxes in connection with the vesting of any RSUs, as soon as administratively practical following the date your RSUs vest but in no event later than 60 days following the date your RSUs vest.

Taxes

The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of vesting of the RSUs or any payments thereon or in connection therewith, and the Company may defer making delivery with respect to the Shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation.  The Company may withhold Shares to satisfy such withholding obligations.

Expiration

If all or any portion of the RSUs granted under this RSU Award do not vest in accordance with the vesting schedule in Schedule 1 to this Agreement, this Agreement shall expire and all unvested RSUs shall be forfeited by you and revert to the Company.

No Effect on Employment Or Other Relationship

Nothing in this Agreement restricts the Company’s rights or those of any of its affiliates to terminate your employment or other relationship at any time, with or without cause.  The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under this Agreement.

Governing Law

The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws, except to the extent superseded by the laws of the United States of America.

Notices

Any notice you give to the Company must follow the procedures then in effect under the Plan and this Agreement.  If no other procedures apply, you must deliver your notice in writing by hand or by mail to the office of the Assistant Secretary.  If mailed, you should address it to the Company’s Assistant Secretary at the Company’s then corporate headquarters, unless the Company directs Participants to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice.  The Company will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records.  You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to Participants.

Plan Governs

Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control; provided, however that this Agreement may impose greater restrictions on, or grant lesser rights, than the Plan.  The Administrator may adjust the number of Shares and other terms of the RSU Award from time to time as the Plan provides.

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

PARTICIPANT ACKNOWLEDGEMENT

I acknowledge I received a copy of the Plan and this Agreement (including Schedule I).  I represent that I have read and am familiar with the terms of the Plan and this Agreement (including Schedule I).  By signing where indicated below, I accept the RSU Award subject to all of the terms and provisions of this Agreement (including Schedule I) and the Plan, as may be amended in accordance with its terms.  I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan and this Agreement with respect to the RSU Award.

EMPLOYEE By: Date:	SCHOOL SPECIALTY, INC. By: Title: Date:

SCHOOL SPECIALTY, INC.
2014 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

SCHEDULE I

Participant Information:

Name:

Restricted Stock Unit Information:

RSUs Granted :

RSUs

Date of Grant:

RSU Vesting Provisions

1.

Vesting Schedule.  A certain percentage of the RSUs granted to you above will vest on the third anniversary of the date of grant (the “Vesting Date”), such percentage determined by the 15 Day Volume Weighted Average Price (“15 Day VWAP”) of the Company’s common stock prior to the Vesting Date.  The percentage of RSUs that vest shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Percentage of RSUs Vesting on Vesting Date	15 Day VWAP
0% of the total RSUs	Less Than $108
20% of the total RSUs	At Least $108.00 But Less Than $118.00
40% of the total RSUs	At Least $118.00 But Less Than $128.00
60% of the total RSUs	At Least $128.00 But Less Than $138.00
80% of the total RSUs	At Least $138.00 But Less Than $148 .00
100% of the total RSUs	At Least $148.00

For purposes of this Agreement, the 15 Day VWAP shall be equal to the sum of the number of shares of the Company’s common stock purchased over a 15 day period multiplied by the various share purchase prices paid per share on each share purchased divided by the total number of shares of the Company’s common stock purchased in a “reported trade” over such 15 day period (i.e., [Number of Company’s shares of common stock purchased during a 15 day period x sum of prices paid for each individual share]/[Number of Company’s shares of common stock purchased during the 15 day period]).  The 15 day period is composed of the most recent 15 days on which trades on the stock have occurred which were “reported trades” ending immediately prior to the Vesting Date. For purposes of this Agreement, “reported trade” means any trade of the Company’s shares of common stock which is reported on the OTCQB Marketplace (or if the common stock is not then traded on the OTCQB Marketplace, reported on any other exchange or inter-dealer quotation system on which the common stock is listed).

Any unvested RSUs as of the Vesting Date shall be forfeited.

2.

Change in Control.  Notwithstanding the foregoing or any provision in the Agreement or Plan to the contrary, in the event of a Change in Control prior to the Vesting Date, a percentage of the RSUs granted above shall vest in accordance with the vesting schedule set forth in Section 1 of this Schedule I, except the Change in Control Price shall be substituted for the 15 day VWAP to determine the number of RSUs that shall vest upon such a Change in Control.  For purposes of this Agreement, Change in Control Price means the price per share that each shareholder of the Company receives for their common stock in a Change in Control.  If a Change in Control occurs by reason of a sale of the Company’s assets, the Change in Control Price shall be equal to the average price of a share of common stock in a “reported trade” on the last trading day immediately prior to the date of closing of the Change in Control.  If the consideration received by the Company’s shareholders consists in whole or in part of securities of another entity or property other than money (the foregoing being called “Noncash Consideration”), the Administrator shall value such Noncash Consideration for purposes of determining the Change in Control Price.  If such Noncash Consideration consists of stock or other securities for which market quotations are readily available on an established securities market, the Administrator shall value such securities at the closing price on any exchange or market where such securities are traded on the closing date of the Change in Control or, if such securities are not traded on such date, on the first business day preceding such closing date on which such securities are traded and for which quotations are available.  If any such Noncash Consideration consists of property other than marketable securities, the Administrator shall make a good faith determination of the value of such Noncash Consideration.  The valuation of the Administrator of any Noncash Consideration shall be final, conclusive and binding upon all interested parties.  Any portion of Section 13 of the Plan relating to accelerated vesting shall not apply to this Award in the event of a Change in Control.

Any unvested RSUs as of the date of the Change in Control shall be forfeited.